                                                                    EXHIBIT 99.1

               [GLENBOROUGH REALTY TRUST INCORPORATED LETTERHEAD]

                                                           FOR IMMEDIATE RELEASE



CONTACTS: Andrew Batinovich, President and CEO
          Stephen R. Saul, Executive Vice President and CFO
          Phone: 650.343.9300 Fax: 650.343.7438
          www.glenborough.com - shareholderservices@glenborough.com



                    GLENBOROUGH REPORTS FIRST QUARTER RESULTS

SAN MATEO, CALIFORNIA, April 28, 2004 --- Glenborough Realty Trust Incorporated (NYSE: GLB, GLB PrA) reported its operating results for the first quarter ended March 31, 2004:

     GAAP EARNINGS PER SHARE (EPS) was a loss of $0.1 million, or $0.00 per diluted common share, as compared with net income of $5.8 million or $0.21 per share for the first quarter of 2003. The cumulative impact of changes to accounting standards for joint ventures (FIN 46 Revised) and accelerated depreciation and amortization (FASB 141) reduced net income during the first quarter by approximately $2.2 million or $0.07 per diluted common share. The first quarter 2003 included a $4.4 million gain on sales as compared with $0.12 million for the first quarter 2004.

     FUNDS FROM OPERATIONS (FFO) was $15.5 million or $0.49 per diluted common share in line with the Company's previously issued guidance. In comparison, in the first quarter of 2003, FFO was $16.0 million or $0.52 per diluted common share.

     ADJUSTED FUNDS FROM OPERATIONS (AFFO) was $11.1 million or $0.35 per diluted common share. In comparison, in the first quarter of 2003, AFFO was $11.6 million or $0.38 per diluted common share.


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PORTFOLIO PERFORMANCE
For the quarter, same store net operating income increased by 4.6% as compared with the first quarter of 2003. Same store revenue was up 2.9% and expenses were essentially flat as compared to the prior period. The same store results were driven by overall higher average occupancy. Same store occupancy was 88.9% at quarter end 2004 as compared with 87.2% one year ago. At quarter-end, overall occupancy was 88.7%, as compared with 87.7% one year ago. During the quarter, Glenborough's leasing efforts produced positive net absorption of approximately 45,000 square feet.

The Company's Quarterly Supplemental Information Report for the period ended March 31, 2004 provides further detail on property and sector operating performance. The report is available in the Shareholder Services section of the Company's website at www.glenborough.com.

COMMON SHARE OFFERING - PREFERRED SHARE REDEMPTION
The Company also announced during the quarter that it completed the issuance of
3.91 million shares of common stock in an offering underwritten by Goldman, Sachs & Co. Glenborough intends to use the net proceeds to redeem approximately 32% of the outstanding shares of its 7 3/4% Series A Convertible Preferred Stock and in the interim, prior to redemption, repay a portion of the amounts outstanding under its $180 million unsecured credit facility.

Andrew Batinovich, Glenborough's President and Chief Executive Officer, commented: "As we have previously stated, we continue to improve both our portfolio and our balance sheet. Our first quarter common stock offering improves both cash flow and our capital structure while it increases the Company's fixed charge coverage ratio and decreases our dividend payout ratio."

BALANCE SHEET AND OPERATING RATIOS
At quarter-end, Glenborough had $702.5 million of debt with a 43% ratio of debt to gross book value, as compared with a ratio of 46% one year ago. Glenborough's key operating ratios remain strong, with 3.5 times interest coverage and 2.2 times fixed charge coverage. Floating rate debt as a percentage of all debt declined to 31% from 35% at year-end 2003.


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ACQUISITIONS AND DISPOSITIONS
As discussed in an earlier release, on April 1st Glenborough acquired 1100 17th Street - a 12-story office property located in the heart of Washington DC's central business district. The purchase price for the 142,000 square foot asset was $37.5 million ($264/square foot). The acquisition price was funded through the company's on-going disposition program. 1100 17th Street is a multi-tenant office building located at the corner of 17th and L Streets, within three blocks of the White House, Treasury Department and a prestigious mix of law firms, major corporations and trade associations. The fact sheet, photographs and location map of 1100 17th Street can be viewed on the Company's website at www.glenborough.com.


FFO GUIDANCE
The Company is reaffirming its previously issued Funds From Operations guidance for 2004 of $1.98 to $2.08 per diluted common share not including a one-time charge of $0.24 per diluted share to be incurred in the second quarter for the write-off of original issuance costs of the preferred shares, the price paid to redeem the preferred shares as well as the final dividend paid to the redeemed preferred shareholders. The Company's FFO guidance for the second quarter 2004 is a range of $0.25 to $0.26 per share as a result of the effects of the offering and $0.49 to $0.50 per share without the one-time charges described above.


DIVIDENDS
On March 15, 2004, the Board of Directors declared a dividend of $0.35 per share of common stock for the first quarter of 2004. This represents an annualized dividend of $1.40 per share paid on April 15, 2004 to stockholders of record on April 1, 2004. Additionally, the Board of Directors declared a dividend of $0.484375 per share on the Company's 7.75% Series A Convertible Preferred Stock. This dividend was paid on April 15, 2004 to stockholders of record on March 25, 2004 and represented an annualized dividend of $1.9375 per share of Preferred Stock.


CONFERENCE CALL
Glenborough will host a conference call to discuss these matters on Wednesday, April 28, 2004 at 1:30 p.m. Eastern Time (10:30 a.m. Pacific Time). Interested parties can listen to the call by calling 1-800-231-9012 (confirmation code 664101) preferably 5-10 minutes before the scheduled time. In addition, a


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replay of the call will be available until Friday, April 30, 2004 at 5:00 p.m.
Pacific Time at 1-888-203-1112, confirmation number 664101.


Glenborough is a self-administered and self-managed REIT with a portfolio of 65 primarily office properties as of March 31, 2004. The portfolio encompasses approximately 11 million square feet, concentrated in Washington DC, Southern California, Boston, Northern New Jersey and Northern California.


                             SUMMARY FINANCIAL DATA
                (unaudited; in thousands, except per share data)

                                                            QUARTER ENDED
                                                       ----------------------
                                                       MAR. 31 04  MAR. 31 03
                                                       ----------------------

Funds from operations (FFO)                             $15,537     $16,008
Adjusted funds from operations (AFFO)                    11,136      11,631
Net income                                                4,700      10,654
Net income plus depreciation and amortization            19,757      24,947
Net income available to Common Stockholders                (123)      5,780

PER DILUTED COMMON SHARE
Funds from operations (FFO)                             $  0.49     $  0.52
Adjusted funds from operations (AFFO)                      0.35        0.38
Net income plus depreciation and amortization              0.62        0.90
Net income available to Common Stockholders                0.00        0.21

Dividends declared per common share outstanding         $  0.35     $  0.43

PAYOUT RATIOS
Dividend payout ratio (FFO)                                71.4%       82.7%
Dividend payout ratio (AFFO)                              100.0%      113.2%



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                      CONSOLIDATED STATEMENTS OF OPERATIONS
          (unaudited; in thousands, except share and per share amounts)

                                                                             FOR THE THREE MONTHS ENDED
                                                                             MAR 31 04         MAR 31 03
                                                                            ------------      ------------
REVENUE
Rental revenue                                                              $     47,594      $     41,808
Fees and reimbursements from affiliates                                              829               806
Interest and other income                                                            832               808
Equity in earnings of unconsolidated operating joint ventures                        188               123
                                                                            ------------      ------------
                Total revenue                                                     49,443            43,545
EXPENSES
Property operating expenses                                                       17,219            14,576
General and administrative                                                         2,172             3,785
Depreciation and amortization                                                     15,056            12,069
Interest expense                                                                   9,246             7,863
Loss on early extinguishment of debt                                                  85              --
Provision for impairment of real estate assets                                      --               2,272
                                                                            ------------      ------------
                Total expenses                                                    43,778            40,565
Income before minority interest, discontinued operations and cumulative
   effect of change in accounting principle                                        5,665             2,980
Minority interest                                                                     12              (613)
                                                                            ------------      ------------
Income before discontinued operations and cumulative effect of change
   in accounting principle                                                         5,677             2,367
Discontinued operations                                                              (65)            8,287
Cumulative effect of change in accounting principle                                 (912)             --
                                                                            ------------      ------------
Net income                                                                         4,700            10,654
Preferred dividends                                                               (4,823)           (4,891)
Discount on preferred stock repurchases                                             --                  17
                                                                            ------------      ------------
Net income (loss) available to Common Stockholders                          $       (123)     $      5,780
                                                                            ============      ============
Net income (loss) per diluted common share                                  $       0.00      $       0.21
Diluted weighted average shares outstanding for calculation of EPS            31,899,526        27,639,046
OTHER DATA
Income before minority interest, discontinued operations and cumulative
   effect of change in accounting principle                                 $      5,665      $      2,980
Real estate depreciation and amortization                                         14,700            11,725
Preferred dividends                                                               (4,823)           (4,891)
Income (loss) from discontinued operations                                           (65)            8,287
Gain on sale from discontinued operations                                           (120)           (4,450)
Depreciation and amortization from discontinued operations                             1             2,224
Discount on preferred stock repurchases                                             --                  17
Adjustment to reflect FFO of unconsolidated operating JV's                           179               116
                                                                            ------------      ------------
FFO                                                                         $     15,537      $     16,008
Amortization of deferred financing fees                                              799               803
Non-real estate depreciation                                                         356               344
Adjustment for FASB 13 rents                                                      (1,405)           (1,590)
Adjustment for FASB 141                                                             (171)             (329)
Non-cash loss on early extinguishment of debt                                         85              --
Provision for impairment of real estate assets                                      --               2,272
Capital reserve                                                                   (4,065)           (5,877)
                                                                            ------------      ------------
AFFO                                                                        $     11,136      $     11,631
                                                                            ============      ============
FFO per diluted common share                                                $       0.49      $       0.52
AFFO per diluted common share                                               $       0.35      $       0.38
Diluted weighted average shares outstanding for calculation of FFO and
   AFFO                                                                       31,899,526        30,768,653

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                      GLENBOROUGH REALTY TRUST INCORPORATED
                           CONSOLIDATED BALANCE SHEETS
                            (unaudited; in thousands)

                                                                     MAR 31 04        DEC 31 03
                                                                    -----------      -----------
ASSETS
Rental properties, gross                                            $ 1,407,802      $ 1,402,183
Accumulated depreciation and amortization                              (202,017)        (188,721)
                                                                    -----------      -----------
Rental properties, net                                                1,205,785        1,213,462

Investments in land and development                                     131,313           67,493
Investments in unconsolidated operating joint ventures                   12,179           12,211
Mortgage loans receivable                                                26,258           40,323
Leasing and financing costs, net of accumulated amortization of
    $16,470 and $14,858 as of March 31, 2004 and December 31,
    2003, respectively                                                   26,872           26,603
Cash and cash equivalents                                                 6,549           18,992
Other assets                                                             27,623           26,155
                                                                    -----------      -----------
    Total assets                                                    $ 1,436,579      $ 1,405,239
                                                                    ===========      ===========
LIABILITIES
Mortgage loans                                                      $   684,323      $   649,325
Unsecured bank line of credit                                            18,197           89,941
Other liabilities                                                        31,416           37,159
                                                                    -----------      -----------
    Total liabilities                                                   733,936          776,425
                                                                    -----------      -----------

MINORITY INTEREST                                                        38,770           36,969

STOCKHOLDERS' EQUITY
Common stock                                                                 32               28
Preferred stock                                                              10               10
Additional paid-in capital                                              863,553          779,627
Deferred compensation                                                    (5,010)          (2,977)
Distributions in excess of accumulated earnings                        (194,712)        (184,843)
                                                                                     -----------
                                                                                     -----------
    Total stockholders' equity                                          663,873          591,845
                                                                    -----------      -----------

    Total liabilities and stockholders' equity                      $ 1,436,579      $ 1,405,239
                                                                    ===========      ===========

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FORWARD LOOKING STATEMENTS: Certain statements in this press release are forward-looking statements within the meaning of federal securities laws, including the quotes attributable to Mr. Batinovich in which he states that the first quarter stock offering improves cash flow and the Company's capital structure as well as increases the Company's fixed charge coverage ratio and dividend payout ratios; the statements that the Company believes that 2004 Funds From Operations will be in the range of $1.98 to $2.08 per share and that second quarter Funds From Operations will be in the range of $0.25 to $0.26 per share; and the statement that the Company intends to use the proceeds of the first quarter common stock offering to redeem a portion of its preferred stock. Although Glenborough believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, Glenborough's actual results could differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from Glenborough's expectations include:

o    The failure of the economy to continue its expansion;

o    The failure of the economy to generate continued job growth;

o    The failure of the office market to recover with a growing economy;

o The failure of existing tenants to pay their contractually obligated rent or proportionate share of operating expense increases as a result of, among other factors, adverse changes in their financial condition;

o Glenborough's ability to lease, on a timely basis, unoccupied space and to re-lease occupied space upon lease expiration;

o    Changes in market rates for office space leases;

o    Unanticipated increases in operating expenses;

o Adverse changes in the general economy and/or in real estate conditions (including rental rates, competition from other properties and demand for new developments), or the failure of such conditions to improve, especially in the Company's core markets;

o Glenborough's ability to generate revenues at expected levels from sources other than real estate operations;

o Financing risks such as increases in debt service requirements associated with variable-rate debt and Glenborough's ability to consummate planned financings and refinancings on the terms and within the time frames anticipated; and

o Other risks detailed from time to time in Glenborough's filings with the SEC.


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Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

FUNDS FROM OPERATIONS, or FFO, as defined by National Association of Real Estate Investment Trusts, represents net income (loss) (including income and loss from discontinued operations) before minority interest and extraordinary items, adjusted for real estate related depreciation and amortization and gains from the disposal of properties. We believe that FFO is a widely used measure of the operating performance of equity REITs which provides a relevant basis for comparison among other REITs. Together with net income and cash flows, FFO provides investors with an additional basis to evaluate the ability of a REIT to incur and service debt, to pay distributions, and to fund acquisitions, developments and other capital expenditures. FFO does not represent net income or cash flows from operations as defined by GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of our operating performance or as an alternative to cash flows from operating, investing and financing activities (determined in accordance with GAAP) as a measure of liquidity. FFO does not necessarily indicate that cash flows will be sufficient to fund all of our cash needs including principal amortization, capital improvements and dividends to stockholders. Further, FFO as disclosed by other REITs may not be comparable to our calculation of FFO. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT in October 1999, as amended.

ADJUSTED FUNDS FROM OPERATIONS, or AFFO, represents net income (loss) (including income and loss from discontinued operations) before minority interest and extraordinary items, adjusted for depreciation and amortization including amortization of deferred financing costs and gains from the disposal of properties or asset impairments, less lease commissions and recurring and/or non-income producing capital expenditures, consisting of tenant improvements and certain capital expenditures intended to extend the useful life of the property, plus non cash losses on early extinguishment of debt and less FASB 13 and FASB 141 rents. We believe that AFFO is a measure of the operating performance of equity REITs which, together with FFO, net income, and cash flows, provides investors with an additional basis to evaluate the ability of a REIT to incur and service debt, to pay distributions, and to fund acquisitions, developments and other capital expenditures. AFFO should not be considered an alternative to net income (computed in accordance with GAAP) as a measure of our operating performance or as an alternative to cash flow from operating activities (computed in accordance with GAAP) as a measure of our liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of our cash needs. Further, AFFO as disclosed by other REITs may not be comparable to our calculation of AFFO.



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